Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of UBS PACE Select Advisors Trust

In planning and performing our audit of the financial statements of UBS PACE Select Advisors Trust, (comprising, respectively, UBS PACE Alternative Strategies Investments, UBS PACE Global Fixed Income Investments, UBS
PACE Government Securities Fixed Income Investments, UBS PACE High Yield Investments, UBS PACE Intermediate Fixed Income Investments, UBS PACE International Emerging Markets Equity Investments, UBS PACE International Equity Investments, UBS PACE Large Co Growth Equity Investments, UBS PACE Large Co Value Equity Investments, UBS PACE Money Market Investments,
UBS PACE Municipal Fixed Income Investments, UBS PACE Small/Medium Co
Growth Equity Investments, UBS PACE Small/Medium Co Value Equity Investments, UBS PACE Strategic Fixed Income Investments and UBS PACE Global Real Estate Securities Investments) (the Company), for the year ended July 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Companys internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Companys internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2008.

This report is intended solely for the information and use of management, the Shareholders and the Board of Trustees of UBS PACE Select Advisors Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


							ERNST & YOUNG LLP

New York, New York
September 29, 2008